EXHIBIT 23.1



                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement Gottschalks Inc. on Form S-8 and related Prospectus pertaining to the Gottschalks Inc. 1998 Employee Stock Purchase Plan of our report dated February 24, 1998, appearing in the Annual Report on Form 10-K of Gottschalks Inc. for the year ended
January 31, 1998.



                              /s/ DELOITTE & TOUCHE LLP
                              DELOITTE & TOUCHE LLP


Fresno, California
August 11, 1998